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                                                                   Exhibit 10.10

                               AT&T LATIN AMERICA

                            EXECUTIVE RETENTION PLAN

         THIS EXECUTIVE RETENTION PLAN is made and entered into as of November 1, 2000, by AT&T Latin America Corporation, a Delaware corporation (the "Corporation").

                                   WITNESSETH:

         WHEREAS, the Corporation wishes to establish a deferred compensation plan to provide additional retirement benefits for a select group of management and highly compensated employees; and

         WHEREAS, the Corporation intends that the Plan shall at all times be administered and interpreted in such a manner as to constitute an unfunded deferred compensation plan for a select group of management or highly compensated employees, so as to qualify for all available exemptions from the provisions of ERISA;

         NOW, THEREFORE, in consideration of the premises, the Corporation hereby adopts the following Executive Retention Plan.

                                    ARTICLE I

                          DEFINITIONS AND RELATED RULES

         For the purposes of the Plan the following terms shall have the following meanings unless a different meaning is plainly required by the context, and other rules set forth below shall also be controlling for purposes of this Plan:

         1.1. "ACCOUNTS" shall mean the accounts established and maintained by the Corporation for bookkeeping purposes to reflect the interest of a Participant in the Plan and shall consist of the Participant's Deferral Account and the Employer Contribution Account. The Accounts shall be bookkeeping entries only and shall be utilized solely as devices for the measurement and determination of the amounts to be paid to a Participant or his Beneficiary under the Plan.

         1.2. "AFFILIATE" means any corporation or entity the operations of which are consolidated with the operations of the Corporation for purposes of presenting financial statements in accordance with United States generally accepted accounting principles.

         1.3. "AFR" means the applicable federal rate determined pursuant to
Section 1274(d) of the Code or successor provision of applicable law published by the Internal Revenue Service pursuant to said Code section for the month as of which the Present Value of a series of payments is to be measured. The particular AFR to be used (that is, the short-term, mid-term or long-term AFR) shall be determined by reference to the period of time elapsing between the date of measurement of Present Value of a series of payments and the date of the last such payment and AFR corresponding to such time period. If the foregoing is no longer published as of the date of calculation of a Present Value, the AFR shall be determined by the Corporation in the

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same manner as the AFR was determined as of the last time said AFR was published by the Internal Revenue Service.

         1.4. "AT&T" means AT&T Corp., a New York corporation.

         1.5. "BASE PAY" shall mean the annual salary rate of pay of a Participant.

         1.6. "BENEFICIARY" shall mean any person, estate, trust, or organization entitled to receive any payment under the Plan upon the death of a Participant. The Participant shall designate his Beneficiary on a form provided by the Plan Administrator.

         1.7. "BOARD OF DIRECTORS" shall mean the board of directors of the Corporation.

         1.8. "BONUS" means any cash Compensation paid to a Participant other than Base Pay; provided, however, that the Plan Administrator may in its sole discretion expand the meaning of this term from time to time by issuing written statements to the Participants setting forth the terms of said expansion; provided further, that said written statement may be subsequently amended or revoked by the Plan Administrator in its sole discretion.

         1.9. "CAUSE" shall mean termination of Employment because of (i) the Participant's breach of covenants contained in any employment or similar agreement, (ii) the Participant's failure or refusal to perform the duties and responsibilities reasonably required to be performed by the Participant in connection with the Participant's Employment, (iii) the Participant's negligence or willful misconduct in the performance of the Participant's duties relating to Participant's Employment, (iv) the Participant's commission of an act of dishonesty affecting the Corporation, or the commission of an act constituting common law fraud or a felony, or (v) the Participant's conviction of any felony of any nature, or of a misdemeanor or other crime of a lesser degree involving dishonesty or moral turpitude. In no event shall "Cause" be deemed to include the Participant's voluntary resignation of Employment. Whether the termination of Employment of a Participant is for "Cause" or pursuant to a voluntary resignation shall be determined by the Compensation Committee.

         1.10. "CODE" shall mean the Internal Revenue Code of 1986, as amended, including any successor statute.

         1.11. "COMPENSATION COMMITTEE" shall mean the compensation committee of the Board of Directors. In the event the Compensation Committee does not exist, the Compensation Committee shall be the Board of Directors or its designee.

         1.12. "CORPORATE GROUP" shall mean the Corporation and all entities which are Affiliates of the Corporation.

         1.13. "CORPORATION" shall mean AT&T Latin America Corporation, a Delaware corporation, or any successor to substantially all of its business and/or assets which becomes bound by the terms and provisions of this Plan by agreement or operation of law.



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         1.14. "COMPENSATION" shall mean the Participant's taxable Base Pay,
Bonuses, plus amounts contributed by the Corporation as salary deferral contribution pursuant to the Participant's exercise of his deferral option made in accordance with Section 401(k) of the Code, amounts contributed by the Corporation to a cafeteria plan on behalf of the Participant pursuant to his deferral election under such plan and in accordance with Section 125 of the code, amounts contributed by the Participant pursuant to his Deferral Election under this Plan to his Deferral Account and any other amounts contributed by the Participant on a pre-tax basis to any other employee retirement plan or arrangement whether qualified or non-qualified, and any other compensation received by the Participant other than Base Pay.

         1.15. "CREDIT DOWNGRADE EVENT" shall mean the issuance by Moody's or Standard & Poor's of a rating of ___ or ___, respectively, or lower, with respect to debt securities of the Corporation, if any, which are rated by either of such ratings institutions, or, if any securities of the Corporation are traded on a national securities exchange or market, such as the New York Stock Exchange, American Stock Exchange, NASDAQ or other exchange or market, any of said securities are delisted from trading on such exchange or market involuntarily, and not pursuant to actions taken by the Corporation for the purpose of effecting such delisting.

         1.16. "DEFERRAL ACCOUNT" shall mean the Account of a Participant that is maintained to reflect his Compensation contributed to the Plan through his Deferral Election as adjusted pursuant to Article V.

         1.17. "DEFERRAL ELECTION" shall mean the Participant's written election to defer a portion of his Compensation pursuant to Article III.

         1.18. "DISABILITY" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code.

         1.19. "EFFECTIVE DATE" shall mean the January 1st next following or coinciding with the date on which the Plan Administrator shall permit a Participant to defer Compensation under the Plan and such other dates as may be determined from time to time by the Plan Administrator.

         1.20. "ELIGIBLE EMPLOYEE" shall mean an Employee of the Corporation designated by the Compensation Committee as a corporate officer or other key employee with significant management responsibilities.

         1.21. "EMPLOYEE" shall mean any person who is employed by the Corporation.

         1.22. "EMPLOYMENT" shall mean the employment of the Participant with the Corporation or an Affiliate of the Corporation. A Participant shall be deemed to continue to be employed by the Corporation or an Affiliate in cases where the Participant transfers employment from one entity to another entity which is within the Corporate Group.

         1.23. "EMPLOYER CONTRIBUTIONS" shall mean the amounts credited by the Corporation to a Participant's Accounts under Article IV of the Plan.



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         1.24. "EMPLOYER DISCRETIONARY CONTRIBUTION ACCOUNT" shall mean the
Account of a Participant that is maintained to reflect his share of Corporation contributions made on his behalf pursuant to Section 4.2 as adjusted pursuant to
Article V.

         1.25. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.26. "FUNDAMENTAL CHANGE EVENT" shall mean the occurrence of any of the following events after the date of this Plan: (i) the acquisition by any "person," as such term is defined in Section 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, of beneficial ownership of 30% or more of the outstanding shares of the common stock of the Corporation (the "Common Stock"); or (ii) when, during any period of two consecutive years during the existence of the Plan, individuals who, at the beginning of such period, constituted the Board of Directors cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected or nominated by at least two-thirds of the individuals who were directors at the beginning of such period; or (iii) approval of the Board of Directors and the shareholders of the Corporation of (A) a tender offer to acquire any of the Common Stock or voting securities of the Corporation, or (B) a reorganization, merger or consolidation involving the Corporation where the shareholders of the Corporation immediately prior to such transaction do not, immediately thereafter, own more than fifty-one percent of the combined voting securities entitled to vote in the general election of directors of the reorganized, merged, or consolidated entity's then outstanding voting securities; or (iv) approval by the Board of Directors or shareholders of the Corporation of (A) a complete or substantial liquidation or dissolution of the Corporation, or (B) the sale or other disposition of all or substantially all of the assets of the Corporation; (v) completion of a Restructuring Transaction; or (vi) a Credit Downgrade Event.

         1.27. "INVESTMENT REQUEST" shall mean the Participant's written request to have his Account measured as if invested pursuant to Section 5.1 or Section 5.2.

         1.28. "LEAVE OF ABSENCE" shall mean a Participant's leave of absence from his Employment on account of military service, disability or any other reason and which is duly authorized in writing by the Corporation or a Qualified Affiliate.

         1.29. "NORMAL RETIREMENT DATE" shall mean the first date on which the Participant has attained age fifty-five (55) or such other date as may be mutually agreed to, but in no event prior to the date on which the Participant has completed at least five (5) complete Years of Service.

         1.30. "PLAN ADMINISTRATOR" shall mean the Compensation Committee or its designee.

         1.31. "PARTICIPANT" shall mean an Eligible Employee who is eligible to receive Employer Contributions and to make a Deferral Election. Participation in the Plan shall be determined by the Compensation Committee in its sole discretion.

         1.32. "PLAN" shall mean this Executive Retention Plan as amended from time to time.



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         1.33. "PLAN YEAR" shall mean the twelve (12) month period commencing
January 1st and ending on the December 31st of each calendar year. The first Plan Year shall commence on January 1, 2001.

         1.34. "PRESENT VALUE" shall mean the present value of a series of payments to be made. The Present Value of any such payments shall be determined by using a discount rate equal to the AFR that applies as of the date of the calculation.

         1.35. "QUALIFIED AFFILIATE" shall mean (i) AT&T, FirstCom Corporation, a Texas corporation, AT&T do Brasil (formerly NetStream Telecom Ltda.), or Key Tech LD, S.A., (ii) any corporation or entity the operations of which are or were consolidated with the operations of the Corporation or any of the entities listed in the preceding clause (i) for purposes of presenting financial statements in accordance with United States generally accepted accounting principles, or (iii) any other entity which may be designated by the Compensation Committee pursuant to a written statement.

         1.36. "RESTRUCTURING TRANSACTION" shall mean a spin-off, split-off, split-up or similar transaction in which shares of the capital stock of the Corporation are distributed by AT&T to stockholders of AT&T with respect to their ownership of AT&T capital stock, or in which one or more businesses or shares of capital stock of Affiliates of the Corporation are distributed by the Corporation to stockholders of the Corporation with respect to their ownership of the Corporation's capital stock.

         1.37. "SCHEDULED SURVIVOR BENEFIT" shall mean the amount of the death benefit payable pursuant to Section 4.2 hereof. The Scheduled Survivor Benefit shall be in an amount disclosed to the Participants in writing by the Plan Administrator in connection with Deferral Elections and Investment Requests made by the Participant, and subject to the conditions and adjustments set forth therein.

         1.38. "YEAR OF SERVICE" shall mean each one-year period of time commencing on the date on which the Participant was first employed and remained employed by the Corporation or a Qualified Affiliate and each anniversary thereof during which he was employed by the Corporation or a Qualified Affiliate or on a Leave of Absence from the Corporation or a Qualified Affiliate.

                                   ARTICLE II

                                   ELIGIBILITY

         2.1. PARTICIPATION. Only those Employees who are selected for participation in the Plan by the Plan Administrator of the Corporation in its sole discretion, shall be eligible to participate in the Plan as Eligible Employees. An Eligible Employee who is selected for participation may elect to be a Participant by executing a participation agreement by which he agrees to be bound by the terms of the Plan.



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         2.2. MODIFICATION OF ELIGIBILITY CRITERIA. Notwithstanding the above, the Plan Administrator at the Direction of the Compensation Committee shall be authorized to modify the eligibility requirements and rescind the eligibility of any Participant if necessary to insure that the Plan is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees under ERISA.

                                   ARTICLE III

                        ELECTION FOR DEFERRAL OF PAYMENT

         3.1. PARTICIPANT DEFERRALS. A Participant may elect to defer from the Compensation otherwise payable to him during each payroll period after his Effective Date any percentage of the Participant's Base Pay which is a minimum of 10% but not in excess of 80%, and any percentage of his Bonus pay which is a minimum of 10%, such amounts to be credited to his Deferral Account under the Plan; provided, however, that the total amount deferred cannot exceed 80% of the Participant's total combined cash Compensation during any such Plan Year, and deferrals in excess of such amount shall not be made.

         3.2. DEFERRAL ACCOUNT. A Deferral Account shall be established for each Participant by the Corporation as of the effective date of such Participant's initial Deferral Election. The Participant's Deferral Account shall be credited monthly with the Compensation he has deferred under the Plan. The Deferral Account shall always be fully vested, but shall be subject to adjustment as provided in Article V.

         3.3. DEFERRAL ELECTION. The Deferral Election shall be made in writing on a form prescribed by the Corporation and said Deferral Election shall state
(i) that the Participant wishes to make an election to defer the receipt of a portion of his Base Pay and/or Bonus pay, and (ii) the percentage of such Base Pay and/or bonus pay to be deferred.

         3.4. TIMING AND EFFECT OF DEFERRAL ELECTIONS. The Participants shall make separate Deferral Elections for Base Pay and for Bonus pay. The Deferral Elections for Base Pay shall remain in effect until subsequently modified or revoked. The initial Deferral Election of a new Participant for Base Pay shall be made by written notice signed by the Participant and delivered to the Corporation not later than the 30th day of November immediately preceding the Participant's Effective Date. Any modification or revocation of the most recent Deferral Election shall be made by written notice signed by the Participant and delivered to the Corporation not later than the 30th day of November prior to the next succeeding Plan Year and shall be effective on the first day of such succeeding Plan Year and not before. Deferral Elections relating to Bonus pay shall apply only on a year-by-year basis, and must be renewed on an annual basis; if a Deferral Election relating to Bonus pay is not made for a particular Plan Year by the 31st day of August immediately preceding such Plan Year, then none of the Participant's Bonus pay to be paid in such Plan Year shall be subject to deferral hereunder (except that with respect to Bonuses to be paid during calendar year 2001, Deferral Elections relating thereto may be made until November 30, 2000). The termination of participation in the Plan shall not affect Compensation previously deferred by a Participant under the Plan.

         3.5. ELECTION OF IN-SERVICE DISTRIBUTION AND FORM OF BENEFIT PAYMENTS. At the time of the initial Deferral Election, the Participant may elect to receive an in-service distribution of his Account(s) prior to termination of his Employment, which shall be paid in lump sum. In addition, the Participant may elect the form of payments of his Account(s), if any, upon his termination of Employment after his Normal Retirement Date, which may be paid in a lump-sum no later than the 90th day after such termination or in semiannual installments commencing on the first day of the seventh calendar month after the calendar month in which the Participant's Employment is terminated, over a period of five, ten or fifteen years. The foregoing elections relating to timing and form of payment do not apply with respect to benefits pursuant to Section 6.2, and said elections may be amended from time to time by the Participant by submitting a written amendment to the Corporation on such form as may be required by the Plan Administrator, but no such amendment shall be effective until the second anniversary after the date such written amendment is delivered to the Plan Administrator. If payments of a Participant's Account commence prior to said second anniversary, then such amendment shall be of no effect and the election in effect prior to such amendment shall remain in full force and effect.

         3.6. SUSPENSION OF ELECTION. Notwithstanding the provisions of Section
3.4 of the Plan, the Plan Administrator, in its sole discretion upon written application by a Participant, may authorize the suspension or reduction of a Participant's Deferral Election in the event of an unforeseeable emergency upon receiving a written request to the Plan Administrator accompanied by evidence to demonstrate that the circumstances qualify as an unforeseeable emergency. An unforeseeable emergency is an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship if suspension was not permitted. Any suspension authorized by the Plan Administrator shall become effective as of the first payroll period beginning thirty (30) days after receipt by the Corporation of the suspension application, or as soon as practicable after the receipt of such application. Such suspension shall be effective for the remainder of the Plan Year and shall be deemed an annual election for each succeeding Plan Year unless modified under Section 3.4 of the Plan.

                                   ARTICLE IV
                       EMPLOYER CONTRIBUTIONS AND VESTING

         4.1. EMPLOYER DISCRETIONARY CONTRIBUTION; GUIDELINES. The Corporation may credit as an Employer Discretionary Contribution to the Employer Discretionary Contribution Account of each Participant employed on the last day of a Plan Year such amount, if any, as the Compensation Committee shall determine in its sole discretion, taking into consideration such factors as the Participant's prior service, job responsibilities and performance and the Corporation's success in meeting its financial goals; provided, however, that the Compensation Committee shall be required to issue standards and guidelines which must be followed prior to and in connection with the making of any Employer Discretionary Contribution, and the Plan Administrator shall be required to comply with such standards and guidelines in connection with all Employer Discretionary Contributions. The amount of the Employer Discretionary Contribution for a Plan Year, if any, shall be communicated to Participants in writing and shall




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be credited to the Account of Participants as soon as reasonably practicable following the end of a Plan Year or at such other time or frequency as determined by the Plan Administrator.

         4.2. VESTING OF BENEFITS. In the event of the Participant's termination of Employment for any reason, the balance in his Deferral Account (including investment earnings or losses thereon) will always be 100% vested. In the event of the Participant's death, Disability or retirement on after the Participant's Normal Retirement Date, or upon occurrence of a Fundamental Change Event, the balance in his Employer Discretionary Contribution Account (including investment earnings or losses thereon) shall become fully vested. In the event that the Participant terminates Employment prior to the Participant's Normal Retirement Date for any reason and other than death or Disability then the balance in his Employer Discretionary Contribution Account (including investment earnings or losses thereon) will vest according to the following schedule, and the portion of said balance which is not vested on the date of such termination shall be forfeited by the Participant and retained by the Corporation.

                  Complete Years
                  of Service                                  Vested Percentage
                  ----------                                  -----------------
                  Less than 6                                          0%
                  6 but less than 7                                    20%
                  7 but less than 8                                    40%
                  8 but less than 9                                    60%
                  9 but less than 10                                   80%
                  10 or more                                           100%

Pursuant to the foregoing vesting schedule, the total number of complete Years of Service is to be determined as of the date of termination of Participant's Employment, and the vested percentage set forth in the right column above opposite the number of Years of Service of such Participant shall be constitute the portion which is vested.

                                    ARTICLE V
                             INVESTMENT OF ACCOUNTS

         5.1.     INVESTMENT REQUESTS; ALLOCATIONS.

                  (a) Participants may request that their Accounts be measured as if their Account balances were invested in such investments as the Participant may select for investment alternatives presented to the Participants by the Plan Administrator pursuant to an Investment Request. The Investment Request shall be made in writing on a form prescribed by the Corporation and shall be delivered to the Corporation prior to the 30th day of November preceding the next succeeding Plan Year and shall be effective on the first day of such succeeding Plan Year, and not before. The Investment Request made in accordance with this Article V shall be binding on the Participant and shall continue unless the Participant changes the Investment Request in accordance with procedures designated by the Plan Administrator. Any such change must be submitted by the 30th day of November preceding the next succeeding Plan Year and shall be effective on the first day of such succeeding Plan Year, and not before. The




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Plan Administrator shall be authorized to permit more frequent changes in investment options to be effective on such dates as it shall specify. The Plan Administrator shall consider an Investment Request, but is not obligated to follow such a request; provided, however, that if the Plan Administrator follows the Investment Request, it shall be binding on the Participant. The Plan Administrator must provide the Participant with a written confirmation that such Investment request is being followed before it takes effect. Upon issuance of such confirmation, the Participant's Account shall thereafter be measured and adjusted in accordance with the Investment Request. The Account(s) of each Participant shall be adjusted as of the last day of each calendar quarter with investment results based upon the balances in the Account(s) and Investment Requests to the extent accepted by the Plan Administrator, or on such more frequent basis as determined by the Plan Administrator.

                  (b) Dividends, interest and other distributions credited with respect to any Investment Request shall be deemed to be reinvested in the same investment option, in such manner as may be determined by the Plan Administrator. All federal, state and local taxes, if any, imposed on the Corporation attributable to the investment earnings on the balances in the Account(s) shall be charged ratably to the Accounts based upon their deemed investment returns.

                  (c) To the extent that Accounts are deemed invested in life insurance policies or common investments involving multiple Participants, sub-Accounts relating to such investments shall be established by the Plan Administrator to track the amounts attributable by each Participant, and each Participant's Account shall be adjusted in accordance with this section to reflect the investment results relating to such Participant's particular sub-Account. Death benefits which become payable with respect to any life insurance policy in which the Accounts are deemed to be invested shall not be credited to the Participant's account.

         5.2. NO ACTUAL INVESTMENT. Notwithstanding any other provisions of this Plan that may be interpreted to the contrary, the investments specified in an Investment Request are to be used for measurement purposes only, and a Participant's election of any investment option, the allocation to his Account balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account balance shall not be considered or construed in any manner as an actual investment of his Account balance in any such investment. In the event that the Corporation, in its own discretion, decides to invest funds in any or all of such investments, no Participant shall have any rights in or to such investment. Without limiting the foregoing, a Participant's Account balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his behalf by the Corporation. The Participant shall at all times remain an unsecured creditor of the Corporation.

         5.3. REPORTS. At the end of each Plan Year (or on a more frequent basis as determined by the Plan Administrator), a report shall be issued to each Participant who has an Account(s) and said report will set forth the value of such Account(s).

                                  ARTICLE VI
                            DISTRIBUTION OF ACCOUNTS

         6.1. RETIREMENT AND TERMINATION BENEFITS; IN-SERVICE BENEFITS; IN-KIND BENEFITS.


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

                  (a) Subject to paragraph (d) below, when a Participant terminates his Employment, said Participant shall be entitled to receive a distribution of the vested balance of his Account(s). In the event such termination of Employment is on or after the Participant's Normal Retirement Date, then the distribution will be made in a lump sum within 90 days after the date of termination or in equal semi-annual installments over a period not to exceed a 15 year period as specified on the Participant's election previously submitted to the Corporation in accordance with Section 3.5. In the event such termination of Employment is before the Participant's Normal Retirement Date or if the Participant fails to specify a form of payment, then the distribution shall be made in a lump sum within 90 days after the date of termination. So long as a Participant remains employed by either the Corporation or any Affiliate of the Corporation, the Participant shall be deemed not to have terminated Employment with the Corporation. A temporary leave of absence shall not be considered to be a termination of Employment.

                  (b) When a Participant is entitled to an in-service distribution prior to termination of Employment pursuant to an election made in accordance with Section 3.5 of the Plan, then the Participant is to receive a lump sum distribution of the vested value of his Account(s) on the date elected by the Participant.

                  (c) Unless paragraph (d) below applies, the amounts to be paid to the Participant pursuant to paragraph (a) or (b) above in any given year shall be increased to equal amounts equal to the product of the amounts to be paid during such year to the Participant as determined pursuant to paragraph (a) or (b) above, multiplied by a fraction, the numerator of which is one, and the denominator of which is the remainder of one minus the maximum federal corporate income tax rate in effect for the year in which such payment is made (the "Tax Fraction"); the amount calculated pursuant to the foregoing clause shall be reduced by the amount, if any, of taxable income incurred by the Corporation in connection with a transfer of property (including life insurance policies) to a Participant in complete or partial payment of said Participant's vested Account balance, multiplied by the Tax Fraction; provided, however, that in no event shall the net amount calculated pursuant to this paragraph (c) be less than the amount determined pursuant to paragraph (a) or (b) above.

                  (d) If the Participant's Employment is terminated by the Corporation for Cause, then this paragraph (d) shall be deemed to apply and (1) the amount of the distribution to be paid to the Participant pursuant to paragraph (a) above will be equal to the lower of (i) the vested balance in his Account(s), or (ii) the sum of all contributions made by the Participant to this Plan, plus interest thereon computed at a rate of three percent (3%) per annum, compounded annually, computed with respect to each contribution from the date such contribution is made through the date of termination, and (2) paragraph (c) shall not apply and the increase provided for therein shall not be made. Distributions calculated pursuant to this paragraph (d) shall be made in the manner and at the times specified in paragraph (a). This paragraph (d) shall not apply if the Participant's Employment is terminated as the direct result of the Participant's complete Disability. The payment by the Corporation of the amounts provided for in this paragraph shall be in full satisfaction of the Corporation's obligations with respect to the Participant pursuant to this Plan.

                  (e) The Corporation may satisfy any amount due with respect to an Account balance or death benefit by transferring in satisfaction thereof, in lieu of cash, marketable securities which are actively traded on an established securities market such as the New York Stock Exchange, American Stock Exchange, NASDAQ or other similar market, or life insurance policies. The amount of the Account balance deemed satisfied shall be equal to the fair market value of the assets transferred, and in the case of life insurance policies, the fair market value thereof shall be deemed to be equal to the cash surrender value thereof at the time of transfer. The Corporation may satisfy an Account balance an in-kind transfer of assets as contemplated in this paragraph (d) only if and to the extent that the Beneficiary consents in writing to the satisfaction of the Account balance in such manner.

         6.2. DEATH BENEFIT; ACCELERATION.

                  (a) In the event of the Participant's death while in the Employment of the Corporation or an Affiliate and prior to commencement of Benefit payments, the Corporation shall pay to the Participant's named Beneficiary his Scheduled Survivor Benefit payable over 15 years in equal annual installments to the designated Beneficiary of the Participant or former Participant commencing within ninety (90) days following the close of the calendar quarter in which the Plan Administrator is provided evidence of the Participant's death (or as soon as reasonably practicable thereafter). The payment of the foregoing amounts shall be in lieu of the payment of the Participant's Account balance, and shall be in full satisfaction thereof. Notwithstanding the foregoing, if the Participant's Account balance on the date of death of the Participant as adjusted in the manner contemplated by Section 6.1(c) is greater than the Present Value of the installment payments described in the preceding sentence as of the date of death, then, in lieu of making such installment payments, the Corporation shall pay said Account balance as adjusted in the manner contemplated by Section 6.1(c) to the Beneficiary in a single lump-sum payment within (90) days following the close of the calendar quarter in which the Plan Administrator is provided evidence of the Participant's death (or as soon as reasonably practicable thereafter). The payment of such amount shall fully discharge the Corporation's obligations under this Plan with respect to the Participant in question. In the event of the death of a Participant subsequent to the commencement of payment of said Participant's Account balance in installments but prior to the completion of the payments, the installments shall continue and shall be paid to the Beneficiary as if the Participant had not died, and no death benefit shall be paid with respect to such Participant.

                  (b) Upon occurrence of a Fundamental Change Event, in the case of a termination of this Plan, the Present Value of installment payments being made to a Beneficiary pursuant to paragraph (a) above with respect to a Participant which had previously died will be calculated as of the date which is ten days after the Fundamental Change Event or the date of such termination as the case may be, and the Corporation will pay such Present Value to the Beneficiary no later than the tenth day after the occurrence of said Fundamental Change Event or termination of this Plan. In addition, the Plan Administrator may in its sole discretion determine at any time to pay the Present Value of installment payments being made to a Beneficiary pursuant to paragraph (a) above with respect to a Participant which had previously died, such Present Value to be determined as of the payment date. Payments under this paragraph (b) shall fully discharge and satisfy all obligations of the Corporation with respect to said Beneficiary and the deceased Participant.

         6.3. BENEFICIARY DESIGNATION. The Beneficiary Designation may be changed by the Participant or former Participant at any time without the consent of the prior Beneficiary. If the Plan Administrator has any doubts as to the proper Beneficiary to receive payments hereunder, the Plan Administrator shall have the right to withhold such payments until the matter is finally adjusted. However, any payment made by the Plan Administrator, in good faith and in accordance with this Plan, shall fully discharge the Corporation from all further obligations with respect to that payment. In making any payments to or for the benefit of any minor or any incompetent Beneficiary, the Plan Administrator, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall completely discharge any and all obligations of the Corporation. Neither the Corporation nor the Plan Administrator shall have any responsibility to see to the proper application of any payments made. If a Participant fails to designate a Beneficiary, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant does not have a surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

         6.4. CREDIT DOWNGRADE EVENT DISTRIBUTION. Subject to Section 6.1(d), upon occurrence of a Credit Downgrade Event, the Corporation shall pay to the Participants the vested balance of their Account(s) as adjusted in the manner and to the extent provided for in Section 6.1(c) in single lump-sum payments within ten (10) days following the date on which the Credit Downgrade Event occurs. This includes the Account balances of Participants whose Accounts are already being paid out in installments pursuant to Section 6.1, but this section shall not apply with respect to Benefits being paid in installments pursuant to
Section 6.2, which are subject to their own special rules under Section 6.2(b).

         6.5. DISTRIBUTIONS UPON TERMINATION OF PLAN. Subject to Section 6.1(d), upon the occurrence of a termination of the Plan, the Corporation shall pay to the Participants the vested balance of their Account(s) as adjusted in the manner and to the extent provided for in Section 6.1(c) in single lump-sum payments within ten (10) days following the date on which the Plan is terminated. This includes the Account balances of Participants whose Accounts are already being paid out in installments pursuant to Section 6.1, but this section shall not apply with respect to Benefits being paid in installments pursuant to Section 6.2, which are subject to their own special rules under
Section 6.2(b).

         6.6. FINANCIAL HARDSHIP DISTRIBUTIONS. In the event of Financial Hardship of the Participant, as hereinafter defined, the participant may apply to the Plan Administrator for the distribution of all or any part of the vested balance of his Account(s). The Plan Administrator shall consider the circumstances of each such case and the best interest of the Participant and his family and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested or to refuse to allow any distribution. In no event shall the aggregate amount of the distribution exceed either the vested balance of the Participant's Account(s) or the amount determined by the Plan Administrator to be necessary to alleviate the Participant's financial hardship (which financial hardship may include any taxes due because of the distribution occurring because of this Section), and that is not reasonably available from other resources of the Participant. For purposes of this Section, the value of the Participant's Account(s) shall be determined as of the date of the distribution. "Financial Hardship" means (a) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant's or of a dependent (as defined in Code
Section 152(a)) of the Participant, (b) loss of the Participant's property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Plan Administrator. A distribution may be made under this Section only with the consent of the Corporation's Compensation Committee.

         6.7. INSTALLMENT PAYMENTS; CERTAIN ADJUSTMENTS TO ACCOUNT BALANCE.

                  (a) If an Account balance is to be paid in installments under this Plan, the total amount to be paid to the payee during any 12 month period shall be equal to the amount of the vested Account balance which is the subject of the payout at the beginning of such 12 month period divided by the total number of years remaining during the payout period at the beginning of said 12 month period (the "Total Annual Amount"). If payments to be made during any 12 month period are to be made in more than one installment during such 12 month period, each installment during such 12 month period shall be equal to the Total Annual Amount for such 12 month period divided the total installment payments to be made during such 12 month period. In no event shall any installment payment exceed the total amount of the vested Account balance to which it relates at the time of the installment payment. If a vested Account balance is positive after the last installment payment relating thereto, such remaining balance shall be paid to the payee of the last installment payment together with such last payment.

                  (b) The Account balance of a Participant shall be reduced by amounts paid to the Participant in satisfaction thereof, whether in installments or in a lump-sum, if applicable. In the case of the transfer of assets in kind to a Participant in connection with an Account balance, the Account balance shall be reduced by the fair market value of the assets transferred, and the fair market value of life insurance policies shall be deemed to be equal to the cash surrender value thereof at the time of transfer. To the extent that such Account balance is being measured as if invested pursuant to Article V, the particular assets in which amounts are deemed invested shall be reduced on a pro rata basis by the relative amount of such reduction as compared to the Account balance prior to such reduction.

                  (c) The remaining Account balance of a Participant shall continue to be adjusted pursuant to Section 5.1 during any payout in installments of such Account balance as if invested in the manner provided for in such Section 5.1; provided, however, that no such adjustments shall be made if an Account balance is being paid out in installments and Section 6.1(d) applies or if the amount being paid is a death benefit pursuant to Section 6.2. Subject to Section 6.2, payment of the full Account balance of a Participant to a Beneficiary as provided for in this Plan at any time shall fully discharge and satisfy the obligation of the Corporation with respect to said Participant pursuant to this Plan.

         6.8. ACCELERATION FOR FINANCIAL HARDSHIP. A Participant who has commenced receiving installment payments under the Plan may request acceleration of such payments in the event of Financial Hardship as defined in Section 6.5 above. The Plan Administrator may permit acceleration payments to the extent such accelerated payment does not exceed the amount necessary to meet the Financial Hardship.

         6.9. REEMPLOYMENT OF RECIPIENT. If a Participant receiving installment distributions pursuant to Article VI is reemployed by the Corporation, the remaining distributions due to the Participant shall be suspended until such time as the Participant (or his or her Beneficiary) once again becomes eligible for benefits under Article VI, at which time, such distribution shall commence subject to the limitations and conditions contained in this Plan.

         6.10. DISCRETIONARY ACCELERATION. The Plan Administrator may, in its sole discretion, at any time accelerate and pay the entire Account balance of a Participant who is receiving distributions in installments pursuant to Section 6.1(a), in full satisfaction of obligations due with respect to the Participant under this Plan. Such acceleration is subject to adjustments as provided in Sections 6.1(c). This provision does not apply to Benefits under Section 6.2, which are subject to their own special rules under Section 6.2(b).

                                   ARTICLE VII

                             ADMINISTRATION OF PLAN

         7.1. PROCEDURES. The Plan Administrator shall be responsible for the general administration of the Plan. If the Plan Administrator is a committee, the committee may select a chairman and may select a secretary (who may, but need not, be a member of the Plan Administration committee) to keep its records or to assist it in the discharge of its duties. A majority of the members of the Plan Administration Committee shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Plan Administration committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by resolution or written memorandum concurred in by a majority of the members.

         7.2. COMPENSATION. The Plan Administrator shall nor receive any compensation from the Plan for his service.

         7.3. AUTHORITY OF PLAN ADMINISTRATOR. The Plan Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein. He shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. Any such determination by the Plan Administrator shall be conclusive and binding on all persons. The Plan Administrator may adopt such regulations as are deemed desirable for the conduct of his affairs. He may appoint such accountants, counsel, actuaries, specialists and other persons as he deems necessary or desirable in connection with the administration of this Plan.

         7.4. EXPENSE REIMBURSEMENT. The Plan Administrator shall be reimbursed by the Corporation for all reasonable expenses incurred by him in the fulfillment of his duties. Such expenses shall include any expense incidental to functioning, including but not limited to, fees of accountants, counsel, actuaries, and other specialists and other costs of administering the Plan.

         7.5. DUTIES.

                  (a) The Plan Administrator is responsible for the daily administration of the Plan. He may appoint other persons or entities to perform any of the fiduciary functions. The Plan Administrator and any such appointee may employ advisors and other persons necessary or convenient to help carry out all duties, including fiduciary duties. The Plan Administrator shall review the work and performance of each appointee, and shall have the right to remove any such appointee from his position. Any person, group of persons or entity may serve in more than one fiduciary capacity.

                  (b) The Plan Administrator shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by the Board of Directors, the Compensation Committee and by persons designated thereby.

                  (c) The Plan Administrator shall take all steps necessary to ensure that the Plan complies with the law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining adequate Participant's records; withholding applicable taxes and filing of all required tax forms and returns; recording and transmission of all notices required to be given to Participants and their Beneficiaries; the receipt and dissemination, if required, of all reports and information received from the Corporation; and doing such other acts necessary for the proper administration of the Plan. The Plan Administrator shall keep a record of all its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan. The Plan Administrator shall notify the Corporation upon its request of any action taken by it, and when required, shall notify any other interested person or persons.

         7.6. CLAIM PROCEDURE.

                  (a) In the event that the claim of any person to all or any part of any payment or benefit under this plan shall be denied, the Plan Administrator shall notify the applicant in writing of such decision with respect to his claim within ninety (90) days after the applicant's submission of such claim. The notice shall be written in a manner calculated to be understood by the applicant and shall set forth (i) the specific reason for the denial;
(ii) specific references to the pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the applicant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's claim review procedures.

                  (b) If specific circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the ninety (90) day period. In no event shall such extension exceed ninety (90) days.

                  (c) In the event a claim for benefits is denied or if the applicant has received no response to such claim within ninety (90) days of its submission (in which case the claim for benefits shall be deemed to have been denied), the applicant or his duly authorized representative at the applicants' sole expense, may appeal the denial to the Plan Administrator within sixty (60) days of the receipt of written notice of the denial or sixty (60) days from the date such claim is deemed to be denied. In pursuing such appeal the applicant or his duly authorized representative (i) may request in writing that the Plan Administrator review the denial; (ii) may review pertinent documents; or (iii) may submit issues and comments in writing.

                  (d) The decision on review shall be made within sixty (60) days of receipt of the request to review, unless special circumstances require an extension of time for processing in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (6) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which the denial is based. If the decision on review is not furnished within the times specified above, the claim shall be deemed denied on review.

                                  ARTICLE VIII

                                   ARBITRATION

         8.1. APPLICABLE RULES AND LAWS. Any controversy relating to a claim arising out of or relation to this Plan, including, but not limited to claims for benefits due under the Plan, claims for the enforcement of ERISA, claims based on the federal common law of ERISA, claims alleging discriminatory discharge under ERISA, claims based on state law, and assigned claims relating to this Plan shall be settled by arbitration in accordance with the then current Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association (the "AAA") or any successor rules which are hereby incorporated in the Plan by this reference, provided, however, both the Corporation and the Participant shall have the right at any time to seek equitable relief in court without submitting the issue to arbitration.

         8.2. EXHAUSTION OF ADMINISTRATIVE REMEDY. Neither the Participant (or his Beneficiary) nor the Plan may be required to submit such claim or controversy to arbitration until the Participant (or his Beneficiary) has first exhausted the Plan's initial appeals procedures set forth in Section 7.6. However, if the Participant (or his beneficiary) and the Corporation agree to do so, they may submit the claim or controversy to arbitration at any point during the processing of the dispute.

         8.3. COSTS. The Corporation will bear all costs of an arbitration, except that the Participant will pay the filing fee set by the AAA and the arbitrator shall have the power to apportion among the parties expenses such as pre-hearing discovery, travel, experts' fees, accountants' fees, and attorneys' fees except as otherwise provided herein. The decision of the arbitrator shall be final and binding on all parties, and judgment on the arbitrator's award may be entered in any court of competent jurisdiction.

         8.4. STATUTE OF LIMITATIONS. If there is a dispute as to whether a claim is subject to arbitration, the arbitrator shall decide the issue. The claim must be filed with the AAA within the applicable statute of limitations period. The arbitrator shall issue a written determination sufficient to ensure consistent application of the Plan in the future.

         8.5. PLACE OF HEARING AND SELECTION OF ARBITRATOR. Any arbitration will be conducted in accordance with the following provisions, notwithstanding the Rules of the AAA. The arbitration will take place in a neutral location within the metropolitan area in which the Participant was or is employed by the Corporation. The arbitrator will be selected from the attorney members of the Commercial Panel of the AAA who reside in the metropolitan area where the arbitration will take place and have at least 5 years of ERISA experience. If an arbitrator meeting such qualifications is unavailable, the arbitrator will be selected from the attorney members of the National Panel of Employee Benefit Claims Arbitrators established by the AAA.

         8.6. DISCOVERY. In any such arbitration, each party shall be entitled to discovery of any other party as provided by the Federal Rules of Civil Procedure then in effect; provided, however, that discovery shall be limited to a period of 60 days. The arbitrator may make orders and issue subpoenas as necessary. The arbitrator shall apply ERISA, as construed in the federal Circuit in which the arbitration takes place, to the interpretation of the Plan and the Federal Arbitration Act of the interpretation of this arbitration provision.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.1. BENEFITS NOT ASSIGNABLE. Neither the Participant, his Beneficiary, nor his legal representative shall have any rights to commute, sell, assign, transfer, or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

         9.2. GENERAL ASSETS. The assets from which Participant's benefits shall be paid shall at all times be subject to the claims of the creditors of the Corporation and a Participant shall have no right, claim, or interest in any assets as to which account is deemed to be invested or credited under the Plan.

         9.3. AMENDMENT OR TERMINATION OF PLAN. The Plan may be amended, modified, or terminated by the Compensation Committee in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to benefits under the Plan prior to such amendment, modification, or termination; provided further, that a mere termination of this Plan and distribution of Benefits in accordance with the provisions of this Plan relating to termination of this Plan shall not be deemed to impair any such rights. The Plan may also be amended or modified by the Plan Administrator if such amendment or modification does not involve a substantial increase in cost to the Corporation. The Compensation Committee may amend this Plan to combine it with other deferred compensation plans of the Corporate Group or of a successor to the Corporation or Corporate Group, but only to the extent that such combination does not impair any rights to benefits under the Plan prior to such combination. Notwithstanding any other provision to the contrary, the Compensation Committee may amend this Plan at any time to discontinue any additional deferrals of Compensation of the Participants.

         9.4. NO EFFECT ON OTHER BENEFITS. It is expressly understood and agreed that the payments made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his Employment.

         9.5. TAX WITHHOLDING. The Corporation shall deduct from each payment under the Plan the amount of any tax (including federal, state, or local income taxes, Social Security taxes or Medicare taxes) required by any governmental authority to be withheld and paid over by the Corporation to such governmental authority for the account of the person entitled to such distribution.

         9.6. BENEFITS NOT "COMPENSATION" FOR OTHER PLANS. Any Compensation deferred by a Participant while employed by the Corporation shall not be considered compensation earned currently for of the Corporation's qualified retirement plans. Distributions from a Participant's Account shall not be considered wages, salaries, or compensation under any other employee benefit plan.

         9.7. NO CONTRACT OF EMPLOYMENT. No provision of this Plan shall be construed to affect in any manner the existing rights of the Corporation to suspend, terminate, alter, modify, whether or not for cause, the Employment relationship of the Participant.

         9.8. NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the addressee's last known address as shown on the records of the Corporation. The date of such mailing such be deemed the date of notice, consent or demand. Any person may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

         9.9. FACILITY OF PAYMENT. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Plan Administrator may, in its discretion, make such distribution (i) to the legal guardian, or, if none, to a parent of a minor payee with whom the payee maintains his residence, or
(ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Plan Administrator, the Corporation and the Plan from further liability on account thereof.

         9.10. APPLICABLE LAW. To the extent state law is not preempted by ERISA, this Plan, and all its rights under it, shall be governed by and construed in accordance with the laws of the State of Florida.

         9.11. BINDING EFFECT. This Plan shall be binding upon the Corporation, its assigns, and any successor which shall succeed to substantially all of its assets and business through merger, consolidation or acquisition.

         IN WITNESS WHEREOF, the Plan shall be effective as of the date first above written.

ATTEST:                                      AT&T LATIN AMERICA CORPORATION




----------------------------------------
                                             By:
----------------------------------------        --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------